Exhibit 21.1
SUBSIDIARIES
1. Herbalife International, Inc., a Nevada corporation formed in September 1985.
2. Herbalife International of America, Inc., a Nevada corporation formed in January 2004.
3. Herbalife of Canada, Ltd., a Canadian corporation formed in July 1982.
4. Herbalife Australasia Pty., Ltd., an Australian corporation formed in November 1982.
5. Herbalife (U.K.) Limited, a United Kingdom company formed in March 1983.
6. Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September 1983.
7. Herbalife International Espana, S.A., a Spanish corporation formed in June 1988.
8. Herbalife (N.Z.) Limited, A New Zealand corporation formed in June 1984.
9. Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in January 1989.
10. Herbalife International France, S.A., a French corporation formed in July 1990.
11. Herbalife International Deutschland GmbH, a German company formed in November 1990.
12. Herbalife International of Israel (1990) Ltd., an Israeli corporation formed in December 1990.
13. Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June 1992.
14. Herbalife Italia S.p.A., an Italian corporation formed in July 1992.
15. Herbalife International, S.A., a Portuguese corporation formed in August 1992.
16. Herbalife of Japan, K.K., a Japanese corporation formed in November 1992.
17. Herbalife International (Netherlands), B.V., a Netherlands corporation formed in March 1993.
18. Herbalife International Belgium, S.A., a Belgian corporation formed in September 1993.
19. Vida Herbal Suplementos Alimenticios, C.A., a Venezuelan corporation formed in September 1993.
20. Herbalife Polska Sp.zo.o, a Polish corporation formed in September 1993.
21. Herbalife International Argentina, S.A., an Argentinean corporation formed in December 1993.
22. Herbalife Denmark ApS, a Danish corporation formed in December 1993.
23. Herbalife International of Europe, Inc., a California corporation formed in January 1994.
24. Herbalife International Distribution, Inc., a California corporation formed in March 1994.
25. Herbalife International Philippines, Inc., a Filipino corporation formed in July 1994.
26. Herbalife Sweden Aktiebolag, a Swedish corporation formed in March 1994.
27. Herbalife International Do Brasil Ltda., a Brazilian corporation formed in October 1994.
28. Herbalife International Communications, Inc., a California corporation formed in November 1994.
29. Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June 1995.
30. Herbalife International Russia 1995 Ltd., an Israeli corporation formed in June 1995.
31. Herbalife International South Africa, Ltd., a California corporation formed in June 1995.
32. Herbalife Taiwan, Inc., a California corporation formed in June 1995.
33. Herbalife Norway Products AS, a Norwegian corporation formed in August 1995.
34. Herbalife International Greece S.A., a Greek corporation formed in May 1995.
35. Herbalife Korea Co., Ltd., a South Korean company formed in February 1994.
36. Importadora y Distribuidora Herbalife International de Chile, Limitada, a Chilean corporation formed in December 1994.
37. Herbalife International (Thailand) Ltd, a California corporation formed in November 1995.
38. Herbalife Europe Limited, a United Kingdom corporation formed in February 1996.
39. Herbalife International Urunleri Tic. Ltd. Sti., a Turkish corporation formed in December 1996.
40. PT Herbalife Indonesia, an Indonesian corporation formed in November 1996.
41. Herbalife International India Private Limited, an India corporation formed in October 1998.
42. HIIP Investment Co., LLC, a Delaware Limited Liability company formed in April 1999.
43. Herbalife (China) Health Products Ltd., a Chinese corporation formed in November 1997.
44. Herbalife International Do Brasil Ltda., a Delaware corporation formed in October 1994
45. Herbalife International Singapore, Pte. Ltd. a Singapore corporation formed in November 2002.
46. WH Intermediate Holdings Ltd., a Cayman Island exempted liability company formed in May 2002.
47. WH Luxembourg Holdings S.à.R.L, a Luxembourg société à responsabilité limitée company formed in June 2002.
48. WH Luxembourg Intermediate Holdings, a Luxembourg société à responsabilité limitée company formed in June 2002.
49. Herbalife International Luxembourg S.à R.L., a Luxembourg société à responsabilité limitée company formed in June 2002.

50. Limited Liability Company, Herbalife International, RS, a Russian limited liability company formed in January 2004.
51. WH Capital Corporation, a Nevada corporation formed in February 2004.
52. Herbalife Hungary Trading, Limited, a Hungarian company formed in September 1993.
53. Herbalife Products Malaysia SDN.BHD., a Malaysian company formed in November 1993.
54. HIL Swiss International GmbH, a Swiss company formed in December 2004.
55. Herbalife Foreign Sales Corporation, a Barbados corporation formed in January 1997.
56. HLF Colombia Ltda., a Colombia company formed in September 2007.
57. Herbalife International Costa Rica, Sociedad de Responsabilidad Limitad, a Costa Rica company formed in December 2003.
58. Herbalife Dominicana, S.A., a Dominican Republic company formed in September 1993.
59. Herbalife Del Ecuador, S.A., an Ecuador company formed in February 1994.
60. Servicios Integrales HIM, S.A. de C.V., a Mexican corporation formed in December 2007.
61. Herbalife International Products N.V., a Netherlands corporation formed in July 1997.
62. Herbalife Paraguay S.R.L., a Paraguayan company formed in February 2006.
63. Herbalife Peru S.R.L., Peruvian company formed in January 2006.
64. HBL Products, SA, a Swiss corporation formed in July 1994.
65. Herbalife of Japan K.K. a Delaware corporation formed in December 1995.
66. Herbalife Korea Co. Ltd. a Delaware corporation formed in November 1996.
67. Herbalife International Urunleri Ticaret Limited Sirketi, a Delaware corporation formed in June 1997.
68. Vida Herbal Suplementos Alimenticios, C.A., LLC a Delaware Limited Liability company formed n December 1999.
69. WH Luxembourg Intermediate Holdings S.à R.L., LLC, a Delaware Limited Liability company formed in December 2004.
70. Herbalife China, LLC, a Delaware Limited Liability company formed in February 1999.
71. Herbalife Central America LLC , a Delaware Limited Liability company formed in December 2007.
72. Netherlands VidaHerbal Cooperatief UA, a Netherland company formed in December 2007.
73. Vida Herbal Dutch LLC, a Delaware Limited Liability company formed in December 2007.
74. Promotions One, Inc., a California corporation formed in December 1993.
75. Herbalife International del Colombia, a California corporation formed in June 1998.
76. Herbalife International del Ecuador, a California corporation formed in February 1994.
77. HBL Ltd., a Cayman Island exempted liability company formed in December 2004.
78. Herbalife Distribution Ltd., a Cayman Island exempted liability company formed in October 2005.
79. HV Holdings Ltd., a Cayman Island exempted liability company formed in March 2006.
80. HLF Luxembourg Holdings S.à R.L., a Luxembourg société à responsabilité limitée company formed in December 2004.
81. Herbalife Luxembourg Distribution S.à R.L., a Luxembourg société à responsabilité limitée company formed in October 2005.
82. HLF Luxembourg Distribution S.à R.L., a Luxembourg société à responsabilité limitée company formed in February 2007.
83. Herbalife Ukraine, LLC, a Ukrainian company formed in October 2008
84. HBL Luxembourg Holdings S.à R.L., a Luxembourg société à responsabilité limitée company formed in December 2008
85. HLF (Gibraltar) Limited, a Gibraltar company formed in December 2008 Herbalife Manufacturing L.L.C., a Delaware limited liability company formed in December 2008
86. WHBL Luxembourg Holdings S.à R.L., a Luxembourg société à responsabilité limitée company formed in March 2009
87. Herbalife Mexicana, S.A. de C.V., a Mexican corporation form in May 2009
88. Herbalife Vietnam S.M.L.L.C., a Vietnamese Single Member limited liability company formed in June 2009
89. Herbalife RO S.R.L., a Romanian limited liability company formed in July 2009
90. Herbalife d.o.o. (Croatia), a Croatian limited liability company formed in July 2009